             ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this "Assignment"), dated of February 8, 2002, is entered into among LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC. (the "Assignee"), NATIONAL BANK OF COMMERCE (the "Assignor"), CENDANT MORTGAGE CORPORATION and BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST (each being called a "Seller"), and CENDANT MORTGAGE CORPORATION in its capacity as the servicer of loans (the "Servicer").

                                   RECITALS

      WHEREAS the Assignor and the Sellers have entered into a certain MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT dated as of February 2, 2001 (the "Sale Agreement"), pursuant to which the Assignor has acquired certain Mortgage Loans from the Sellers, and Servicer has agreed to service such Mortgage Loans; and

      WHEREAS the Assignee has agreed, on the terms and conditions contained herein, to purchase from the Assignor certain Mortgage Loans (the "Specified Mortgage Loans") which are listed on the mortgage loan schedule attached as
Exhibit I hereto;

      WHEREAS, unless otherwise defined herein, all defined terms used herein shall have the same meaning as defined in the Sale Agreement.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.    Assignment and Assumption.

      (a) On and as of the date hereof, the Assignor hereby sells, assigns, and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all rights of Assignor related thereto under the Sale Agreement to the extent relating to the Specified Mortgage Loans.
Assignee hereby accepts such assignment from the Assignor. The Sellers hereby acknowledges such assignment and assumption.

      (b) Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee's ownership interest in the Specified Mortgage Loans since the date of the Assignor's acquisition of the Specified Mortgage Loans.

      (c) The sole recourse of Assignee with respect to any Specified Mortgage Loans under the Sale Agreement shall be against the Sellers and Servicer. Assignee shall have no claims or recourse against Assignor except for breaches of any representations, warranties or covenants specifically made by Assignor under this Agreement. Assignor shall have no liabilities with respect to any representations or warranties made by Seller or Servicer in the Sale Agreement or any documents relating to the Sale Agreement.

      (d) Assignor shall be responsible for confirming that Assignee's interest in the Specified Mortgage Loans has been registered with the Surety Bond Issuer.

2.    Recognition of Purchaser.

      From and after the date hereof, both the Assignor, Servicer and the Sellers shall note the transfer of the Specified Mortgage Loans to the Assignee in their respective books and records and shall recognize the Assignee as the owner of the Specified Mortgage Loans. Servicer shall service the Specified Mortgage Loans for the benefit of the Assignee pursuant to the Sale Agreement. It is the intention of the Sellers, the Servicer, the Assignee and the Assignor that the Sale Agreement shall be binding upon and inure to the benefit of the Assignee.

3.    Representations and Warranties.

      (a) The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Sellers or the Assignor other than those contained in the Agreement or this Assignment.

      (b) Each of the parties hereto represents and warrants as to such party that: (i) such party is duly and legally authorized to enter into this Assignment; and (ii) this Assignment has been duly authorized, executed and delivered by such party; and (iii) this Assignment constitutes such party's legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4. Bringdown of Representations and Warranties. With respect to the Specified Mortgage Loans, each of the Sellers and the Servicer hereby brings down and remakes each representation and warranty in the Sale Agreement as of the date hereof. The Assignee shall have recourse against the Sellers and the Servicer for breaches of such remade representations and warranties in accordance with the provisions of the Sale Agreement.

5. Continuing Effect. Except as contemplated hereby, the Agreement shall remain in full force and effect in accordance with its terms.

6. Governing Law. This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.

7. Notices. Any notices or other communications permitted or required under the this Assignment or under any of the Sale Agreement to be made to the Assignee shall be made in accordance with the terms of the Sale Agreement and shall be sent to the Assignee as follows: Lehman Capital, A Division of Lehman Brothers Holdings Inc., 3 World Financial Center, NY, NY 10285, or to such other address as may hereafter be furnished by the Assignee to the parties in accordance with the provisions of the Sale Agreement. Notices to other parties hereto shall be sent to the addresses of such parties as set out in the Acquisition Agreement.

8. Counterparts. This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

9. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

THIS ASSIGNMENT is made as of the date first written above.



NATIONAL BANK OF COMMERCE                 LEHMAN CAPITAL, A DIVISION OF
                                          LEHMAN BROTHERS HOLDINGS INC.



By:                                       By:
    --------------------------------          --------------------------------
Print Name:                               Print Name:
            ------------------------                  ------------------------
Title:                                    Title:
       -----------------------------             -----------------------------


CENDANT MORTGAGE CORPORATION              BISHOP'S GATE RESIDENTIAL
(as Seller and Servicer)                  MORTGAGE TRUST



By:                                       By:
    --------------------------------          --------------------------------
Print Name:                               Print Name:
            ------------------------                  ------------------------
Title:                                    Title:
       -----------------------------             -----------------------------